                                                                  Exhibit 10.25




                          MERGER AGREEMENT AND PLAN OF
                                 REORGANIZATION

                                  BY AND AMONG

                         TRANSFORMATION PROCESSING, INC.

                                       AND

                              eAUTOCLAIMS.COM, INC.

                              Dated April 24, 2000

                                    EXHIBITS
                                    --------

EXHIBIT NO.     DESCRIPTION
-----------     -----------
5.10            Form of Affiliate Agreement

6.2(c)          Form of Opinion of Johnson, Blakely, Pope, Bokor, Ruppel
                & Burns P.A.

6.3(c)          Form of Opinion of Snow Becker Krauss P.C.

                                    SCHEDULES


NUMBER         DESCRIPTION
------         -----------
Schedule 1.6(d)(iii)   Options Issued and Outstanding under the Employee Stock
                       Option Plan of Transformation Processing, Inc. ("TPI")

Schedule 2.3 Options, Warrants, etc. Issued and Outstanding of eAutoclaims.com, Inc. (the "Company")

Schedule 2.4   Subsidiaries of Company

Schedule 2.6   Outstanding Taxes, Assessments and Levies of Company

Schedule 2.7   Litigation and Proceedings Against Company

Schedule 2.8   Conflicts, Required Filings and Consents of Company

Schedule 3.4   Subsidiaries of TPI

Schedule 3.6   Outstanding Taxes, Assessments and Levies of TPI

Schedule 3.8   Conflicts, Required Filings and Consents of TPI

Schedule 5.6   List of Affiliates

SCHEDULE 1.6(d)(III)     Options Issued and Outstanding under Employee
                         Stock Option Plan of Transformation Processing, Inc.

                          Warren Strutt 2,000 at $6.75
                          Martin Foest 2,000 at $12.50

SCHEDULE 2.3  COMPANY OPTIONS, WARRANTS, ETC. ISSUED AND OUTSTANDING
              ------------------------------------------------------

The number of authorized shares of Company Common Stock will be increased to 12,555,000 prior to Closing.

11,980,000 shares of Company Common Stock will be issued and outstanding as of Closing.

575,000 shares of Company Common Stock are reserved for employee stock options.

SCHEDULE 2.4  SUBSIDIARIES OF COMPANY
              -----------------------

The Company has subscription rights to 50% of the authorized shares of SalvageConnection.com, Inc., a Delaware corporation, none of which shares have as yet been issued.

SCHEDULE 2.6 OUTSTANDING TAXES, ASSESSMENTS AND LEVIES OF COMPANY
             ----------------------------------------------------


No exceptions.

SCHEDULE 2.7 LITIGATION AND PROCEEDINGS AGAINST COMPANY
             ------------------------------------------

No exceptions.

SCHEDULE 2.8 CONFLICTS, REQUIRED FILINGS AND CONSENTS OF COMPANY
             ---------------------------------------------------


The Company has numerous contracts with other parties, including approximately 1,700 contracts with repair shops. It appears that the Surviving Corporation will automatically be the successor to the Company's interests under these contracts as a result of the Merger without the need for execution of any assignment documents.

The Company is currently negotiating an Asset Purchase/Software Development Agreement with Offshore Websites, Inc. The terms of this agreement will provide that a successor in interest to the Company will acquire all of the rights and obligations of the Company under the agreement.

SCHEDULE 3.4  Subsidiaries of TPI

                    None

SCHEDULE 3.6 Outstanding Taxes, Assessments and Levies of TPI

                None

SCHEDULE 3.8 Conflicts, Required Filings and Consents of TPI

               None

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

         This MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of April 24, 2000, by and among Transformation Processing, Inc., a Nevada corporation ("TPI"), eAutoclaims.com, Inc., a Delaware corporation (the "Company") and the shareholders of the Company listed on the signature page hereto (the "Shareholders").

                                    RECITALS

         A. The Boards of Directors of each of the Company and TPI believe it is in the best interests of each company and their respective stockholders that TPI acquire the Company through the statutory merger of the Company with and into TPI (the "Merger") and, in furtherance thereof, have approved the Merger and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

         B. Pursuant to the Merger and subject to the terms and conditions of this Agreement, TPI shall acquire, at the Effective Time (as defined below) from the Shareholders all of the then issued and outstanding shares of capital stock and derivative securities of the Company (the "Company Securities") in exchange for shares of common stock of TPI.

         C. The Company and TPI desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants, promises and representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE 1 - THE MERGER

         1.1 THE MERGER.
             -----------

         At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the Nevada General Corporation Law ("Nevada Law"), the Company shall be merged with and into TPI, the separate corporate existence of the Company shall cease and TPI shall continue as the surviving corporation. TPI, as the surviving corporation with the operating business of the Company after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 CLOSING DATE; EFFECTIVE TIME.
             -----------------------------

         Unless this Agreement is earlier terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article 6, which shall be at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158-0125, unless another place or time is agreed to by TPI and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date".

         As promptly as practicable following the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "Certificate of Merger"), in accordance with the relevant provisions of applicable law and such other certificates of merger or other documents as shall be necessary to file in the State of Nevada by the Company (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the "Effective Time").

         1.3 EFFECT OF THE MERGER
             --------------------

         At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and TPI shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and TPI shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 CERTIFICATE OF INCORPORATION; BYLAWS.
             ------------------------------------

         (a) The Certificate of Incorporation of TPI, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

         (b) The By-laws of TPI, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such By-laws.

         1.5 DIRECTORS AND OFFICERS: SURVIVING CORPORATION. The initial directors of the Surviving Corporation will be Jeffrey Dickson (Chairman), Eric Seidel, Chris Korge, Nick Trovich and an appointee of Thompson Kernaghan, each to hold office until replaced or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office until replaced or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Closing, each of the initial directors (listed above) of the Surviving Corporation shall receive, pursuant to the terms of a written option agreement, options to purchase 2,000 shares of TPI's Common Stock at $2.00 per share.

         1.6 CONVERSION OF SHARES.
             ---------------------

         At the Effective Time, by virtue of the Merger, or otherwise at such time and subject to such conditions as are set forth herein, and without any action on the part of TPI, the Company or any holder of any Company Securities:

        (a) All of the shares of common stock of the Company (including options to purchase Common Stock, which, for such purposes, shall be treated on an as exercised basis), after recapitalization as set forth in Section 2.3, will be exchanged for an aggregate of 5,980,000 shares of TPI's Common Stock, $.001 par value. The common share exchange ratio shall be one (1) shares of the Company's common stock (including options to purchase common stock) for one (1) share of TPI Common Stock.

         1.7 DISSENTING SHARES.
             ------------------

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Securities held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be exchanged for TPI Securities pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

         (b) Notwithstanding the provisions of subsection 1.7(a), if any holder of shares of Company Securities who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be, pursuant to the Merger, exchanged for TPI Securities and cash in lieu of fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares pursuant to Section 1.8.

         (c) The Company shall give TPI (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in connection therewith, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law.

         1.8 SURRENDER OF CERTIFICATES.
             --------------------------

         (a) EXCHANGE AGENT. Prior to the Effective Time, TPI shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger. TPI shall pay all charges and expenses of Exchange Agent. The Exchange Agent will be entrusted with exchanging the Company Common Stock with the TPI Common Stock, as detailed below.

         (b) TPI TO PROVIDE TPI SECURITIES. As of the Effective Time, TPI shall deposit into an escrow account with the Exchange Agent for the benefit of the Company's shareholders the aggregate number of shares of Common Stock issuable pursuant to Section 1.6 in exchange for the outstanding shares of Company Common Stock.

         (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, certificates representing the Company Common Stock (the "Certificates" or, individually, "Certificate") will be surrendered to the Exchange Agent. Upon surrender of a Certificate to the Exchange Agent or to such other agent or agents as may be appointed by TPI, the holder of such Certificate shall be entitled to certificates representing the number of whole shares of Common Stock and the Certificate so surrendered shall forthwith be owned in the name of TPI. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely ownership of the number of full shares of TPI Securities into which such Company Stock shall have been so exchanged.

         (d) NO LIABILITY. Notwithstanding anything to the contrary in this
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of TPI Securities or Company Securities for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK.
             ----------------------------------------------------

         All shares of Common Stock issued pursuant to the Merger in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

         1.10 LOST, STOLEN OR DESTROYED CERTIFICATES.
              ---------------------------------------

         In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed certificates, upon receiving notice from the holder thereof at least five (5) days before the Effective Time and upon the making of an affidavit in such form as is acceptable to the Company and the Exchange Agent of that fact by such holder, new shares of Company Common Stock; provided, however, that Company, as a condition precedent to the issuance thereof, shall require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made with respect to the certificates alleged to have been lost, stolen or destroyed. Subsequent to the issuance of new shares of Company Common Stock, such shares shall be surrendered to the Exchange Agent in accordance with Section 1.8.

         1.11 TAX AND ACCOUNTING CONSEQUENCES.
              --------------------------------

         It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) the Code.

         1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION.
              -------------------------------------------

         If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and TPI, the officers and directors of the Company and TPI are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

            ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

         The Company hereby represents and warrants, jointly and severally with the Shareholders, to TPI, as follows:

         2.1 ORGANIZATION, STANDING AND POWER.
             ---------------------------------

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company has made available true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to TPI.

         2.2 AUTHORITY.
             ----------

         The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         2.3 COMPANY CAPITAL STRUCTURE.
             --------------------------

         The authorized securities of the Company consists of 10,000,000 shares of Company Common Stock, $0.0001 par value and no shares of Preferred Stock. As of February 7, 2000, 9,750,000 shares of Company Common Stock have been issued and are outstanding. No shares of Company Common Stock are subject to outstanding convertible debt securities. The Company will recapitalize its common stock to convert it outstanding shares of Common Stock into 5,980,000 shares of Common Stock prior to the Effective Date. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or By-laws of the Company or any agreement to which the Company is a party or by which it is bound. Other than as set forth on
SCHEDULE 2.3 hereto, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         2.4 SUBSIDIARIES.
             -------------

         Except as set forth on SCHEDULE 2.4 hereto, the Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         2.5 COMPANY FINANCIAL STATEMENTS.
             -----------------------------

         As soon as practicable following the date of this Agreement, the Company shall cause to be delivered to TPI the Company's audited balance sheet as of December 31, 1999, and the related unaudited statements of operations and cash flows for January and February 2000 (collectively, the "Company Financials"). At such time as the Company Financials are delivered, the Company will represent and warrant to TPI that the Company Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials will present fairly the financial condition and operating results of the Company as of the date and during the period indicated therein.

         2.6 TAXES.
             ------

         All federal, state and other returns and reports required to be filed by the Company have been duly filed by the Company and except as set forth on
SCHEDULE 2.6 hereto, all material taxes and other assessments and levies (including all interest and penalties) including, without limitation, income, franchise, real estate, sales, gross receipts, use and services taxes, and employment and employee withholding taxes, owed by the Company have been paid in full by the Company unless being contested in good faith. Except as set forth on
SCHEDULE 2.6, all such taxes and other assessments and levies which the Company is required by law to have withheld, collected or deposited have been duly withheld and collected and deposited with the proper governmental authorities or segregated and set aside for such payment, and if so segregated and set aside, shall be so paid by the Company as required by law.

         2.7 LITIGATION.
             -----------

         Except as set forth on in SCHEDULE 2.7 hereto, there is no material action, suit or proceeding of any nature pending or to the best of the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such.

         2.8 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
             -------------------------------------------

         (a) Except as set forth on SCHEDULE 2.8 hereto, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses
(ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect, as defined in Section 6.2(a) below.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by Delaware Law and Nevada Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, or (B) do not have a Material Adverse Effect.

         2.9 YEAR 2000 COMPLIANCE.
             ---------------------

         The Company has taken reasonable steps to ensure that the Company's primary computing system and software (i) will operate without substantial errors relating to date data, including any error relating to, or the product of, date data which represents or references different centuries or more than one century; (ii) will be capable of correctly processing, providing, receiving, and displaying accurate date data, and exchanging accurate date data with all products with which it is currently exchanging date data; (iii) will not abnormally end, corrupt data, or produce incorrect or invalid results as a result of date data, including date data which represents or references different centuries or more than one century or as a result of multi-century date calculations, sequencing, or comparisons; (iv) will be capable of date data century recognition and calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century; (v) will correctly recognize leap years, including the year 2000, and will handle all dates in leap years appropriately; and (vi) will properly interpret, as to century, all date data currently stored or accessible to it.

         2.10 STATUS OF MATERIAL CONTRACTS
              ----------------------------

         The Company is not in default of, nor is in anticipatory breach of any of its material contracts with third parties, nor does the Company have any reason to believe that it will be so in the future.

         2.11 OWNERSHIP OF PROPERTY, INDEMNIFICATION
              --------------------------------------

         The Company owns, and at the Closing shall have, good, valid and marketable title or valid license to any property, including intellectual property, that it uses in the operation of its business, free any clear of all mortgages, liens, pledges, charges or encumbrances, except (i) the lien of current taxes no yet due and payable and (ii) such imperfections of title, liens and easements as do not and would not reasonably be expected to have a Material Adverse Effect on the Company. With regard to any licenses to use property, including intellectual property, the Company has valid and enforceable license agreements with the third party owners of the property, and none of such intellectual property infringes upon the proprietary rights of any third party. In this regard, the Company agrees to indemnify and hold harmless TPI and the Surviving Corporation from any liabilities, damages or expenses (including attorneys' fees) that it might incur by reason of a breach of this warranty.

         2.12 ERISA PLANS
              -----------

         The Company does not have any plans that would be covered by the federal ERISA law.

         2.13 RESTRICTIONS ON BUSINESS ACTIVITIES
              -----------------------------------

         To the Company's knowledge, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company to compete with any other person or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

         2.14 BROKERS' AND FINDER' FEES.
              --------------------------

         The Company has not incurred, nor will the Company incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.15 GOVERNMENTAL AUTHORIZATION; COMPLIANCE WITH LAWS
              ------------------------------------------------

         The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of any applicable governmental entity or other regulatory agency, (i) pursuant to which the Company currently operates or holds any interest in any of its properties or
(ii) that is required for the operation of the Company's business or the holding of any such interest ((i) and (ii) herein collectively referred to as the "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on the Company. The Company is in material compliance with all applicable laws, statutes, orders, rules and regulations of any applicable governmental entity or other regulatory agency relating to the Company except where the failure to do so would not have a Material Adverse Effect and the Company has not received notice of any violations of any of the above.

                         ARTICLE 3 - REPRESENTATIONS AND
                                WARRANTIES OF TPI

         TPI hereby represents and warrants to the Company and the Shareholders as follows:

         3.1 ORGANIZATION, STANDING AND POWER.
             ---------------------------------

         TPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. TPI has the corporate power to own its properties and to carry on its business as now being conducted. TPI has made available true and correct copies of its Certificates of Incorporation and By-Laws, each as amended, to the Company.

         3.2 AUTHORITY.
             ----------

         Subject only to the requisite stockholders' approval of (a) the amendment of the Certificate of Incorporation changing the name of TPI, (b) the election of directors and officers of TPI and Surviving Corporation as outlined in Section 1.5 hereof, immediately prior to the Effective Time, (c) the Merger and (d) this Agreement, TPI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TPI, subject only to the approval of the Merger and this Agreement by TPI's stockholders. TPI's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by TPI and constitutes the valid and binding obligations of TPI, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         3.3 TPI CAPITAL STRUCTURE.
             ----------------------

         (a) The authorized stock of TPI consists of 50,000,000 shares of TPI Common Stock, $.001 par value and 5,000,000, shares of Preferred Stock, $.001 par value. As of the date of this Agreement, approximately 4,241,470 shares of TPI Common Stock and no shares of Preferred Stock are issued and outstanding. All such shares of stock have been duly authorized and have been validly issued and are fully paid and non-assessable. No shares of TPI Securities are subject to outstanding convertible debt securities, other than debentures with a face amount of $1,907,500 and 905,018 warrants. It is anticipated that, as a part of the reorganization, these debentures and warrants will be converted into an aggregate of 4,100,000 shares of TPI Common Stock. Other than as set forth in this Section 3.3, there are no options, warrants, calls, rights, commitments or agreements of any character to which TPI is a party or by which it is bound, obligating TPI to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of TPI or obligating TPI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         (b) The TPI Common Stock, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         3.4 SUBSIDIARIES.
             -------------

         Except as set forth on SCHEDULE 3.4 hereto, TPI does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         3.5 TAXES.
             ------

         All federal, state and other returns and reports required to be filed by TPI have been duly filed by TPI and except as set forth on SCHEDULE 3.6 hereto, all material taxes and other assessments and levies (including all interest and penalties) including, without limitation, income, franchise, real estate, sales, gross receipts, use and services taxes, and employment and employee withholding taxes, owed by TPI have been paid in full by TPI unless being contested in good faith. Except as set forth on SCHEDULE 3.6, all such taxes and other assessments and levies which TPI is required by law to have withheld, collected or deposited have been duly withheld and collected and deposited with the proper governmental authorities or segregated and set aside for such payment, and if so segregated and set aside, shall be so paid by TPI as required by law.

         3.6 LITIGATION.
             -----------

         There is no action, suit or proceeding of any nature pending or to the best of TPI's knowledge threatened against TPI or any of its subsidiaries, their respective properties or any of their respective officers or directors, in their respective capacities as such.

         3.7 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
             -------------------------------------------

         (a) Except as set forth on SCHEDULE 3.8 hereto, the execution and delivery of this Agreement by TPI and Merger Sub does not, and the performance of this Agreement by TPI and the consummation by TPI of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of TPI, (ii) conflict with or violate any Laws applicable to TPI or any of its subsidiaries or by which they or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair TPI's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of TPI or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which TPI or any of its subsidiaries is a party or by which TPI or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a Material Adverse Effect, as defined in Section 6.2 below.

         (b) The execution and delivery of this Agreement and the consummation of the Merger contemplated thereby, by TPI and Merger Sub do not, and the performance of this Agreement by TPI will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (i) for the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by the laws of the states of Delaware and Nevada, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (A) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay TPI from performing its obligations under this Agreement, or (B) do not have a Material Adverse Effect (as defined below).

         3.8 YEAR 2000 COMPLIANCE.
             ---------------------

         TPI has taken reasonable steps to ensure that TPI's primary computing system and software (i) will operate without substantial errors relating to date data, including any error relating to, or the product of, date data which represents or references different centuries or more than one century; (ii) will be capable of correctly processing, providing, receiving, and displaying accurate date data, and exchanging accurate date data with all products with which it is currently exchanging date data; (iii) will not abnormally end, corrupt data, or produce incorrect or invalid results as a result of date data, including date data which represents or references different centuries or more than one century or as a result of multi-century date calculations, sequencing, or comparisons; (iv) will be capable of date data century recognition and calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century; (v) will correctly recognize leap years, including the year 2000, and will handle all dates in leap years appropriately; and (vi) will properly interpret, as to century, all date data currently stored or accessible to it.

         3.9 STATUS OF MATERIAL CONTRACTS
             ----------------------------

         TPI is not in default of, nor is in anticipatory breach of any of its material contracts with third parties, not has any reason to believe that it will be so in the future.

         3.10 OWNERSHIP OF PROPERTY, INDEMNIFICATION
              --------------------------------------

         TPI owns, and at the Closing shall have, good, valid and marketable title, or valid license, to any property, including intellectual property, that it uses in the operation of its business, free any clear of all mortgages, liens, pledges, charges or encumbrances, except (i) the lien of current taxes no yet due and payable and (ii) such imperfections of title, liens and easements as do not and would not reasonably be expected to have a Material Adverse Effect on TPI. With regard to any licenses to use property, including intellectual property, TPI has valid and enforceable license agreements with the third party owners of the property and none of such intellectual property infringes upon the proprietary rights of any third party. In this regard, TPI agrees to indemnify and hold harmless the Company, the Shareholders and the Surviving Corporation from any liabilities, damages or expenses (including attorney's fees) that it might incur by reason of a breach of this warranty.

         3.11 ERISA PLANS
              -----------

         TPI does not have any plans that would be covered by the federal ERISA law.

         3.12 RESTRICTIONS ON BUSINESS ACTIVITIES
              -----------------------------------

         To TPI's knowledge, there is no agreement, judgment, injunction, order or decree binding upon TPI which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of TPI to compete with any other person or the conduct of business by TPI as currently conducted or as proposed to be conducted by TPI.

         3.13 BROKERS' AND FINDER' FEES.
              --------------------------

         TPI has not incurred, nor will TPI incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.14 GOVERNMENTAL AUTHORIZATION; COMPLIANCE WITH LAWS
              ------------------------------------------------

         TPI has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of any applicable governmental entity or other regulatory agency, (i) pursuant to which TPI currently operates or holds any interest in any of its properties or (ii) that is required for the operation of TPI's business or the holding of any such interest ((i) and (ii) herein collectively referred to as the "TPI Authorizations"), and all of such TPI Authorizations are in full force and effect, except where the failure to obtain or have any such TPI Authorizations could not reasonably be expected to have a Material Adverse Effect on TPI. TPI is in material compliance with all applicable laws, statutes, orders, rules and regulations of any applicable governmental entity or other regulatory agency relating to TPI except where the failure to do so would not have a Material Adverse Effect and TPI has not received notice of any violations of any of the above.

            ARTICLE 4 - CONDUCT OF BUSINESS PENDING THE APPROVAL DATE

         4.1 CONDUCT OF BUSINESS BY THE COMPANY AND TPI PENDING THE APPROVAL
             DATE.
             ----------------------------------------------------------------

         Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Approval Date or earlier termination of this Agreement, unless the parties shall otherwise agree in writing, the Company and TPI shall each:

         (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

         (b) not (i) amend or propose to amend its Certificate of Incorporation or By-laws, (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (iii) spin-off any assets or businesses, (iv) engage in any transaction for the purpose of effecting a recapitalization of any party or subsidiary, or (v) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

         (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing;

         (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, except in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities,
(iii) take or fail to take any action which action or failure to take action would cause the Company or its shareholders (except to the extent that any shareholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets (except in the ordinary course of business) or businesses, (v) sell any assets (except in the ordinary course of business) or businesses, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (e) use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with the Company or TPI and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

         (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors or officers;

         (g) not increase the rate of remuneration payable to any of its directors or officers, except in the customary and usual course of business and consistent with past practices, or agree to do so;

         (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except in the ordinary and usual course of business, consistent with past practices or as required to comply with changes in applicable law;

         (i) file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act; and

         (j) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

         4.2 CERTAIN ACTIONS.
             ----------------

         Except with respect to this Agreement and the transactions contemplated hereby and the discussions with an automobile glass repair network vendor, the Company and TPI shall not, directly or indirectly, solicit any Acquisition Proposal. "ACQUISITION PROPOSAL" shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of, such party or any of its subsidiaries, or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party or any of its subsidiaries. The Company and TPI shall not, directly or indirectly, furnish to any third party any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any agreement with respect to, any Acquisition Proposal, but may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations. The Company and TPI, as applicable, shall promptly advise the other parties hereto following the receipt of any Acquisition Proposal and the details thereof, and advise such other parties hereto of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. The Company and TPI shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its investment bankers, financial advisors, attorneys, accountants, consultants or other representatives not to engage in any of the foregoing.

                                ARTICLE 5 - ADDITIONAL AGREEMENTS

         5.1 STOCKHOLDERS' MEETINGS.
             -----------------------

         Subject to applicable law, each of the Company and TPI, through its respective Boards of Directors, shall, in accordance with applicable law and subject to the fiduciary duties of their respective Boards of Directors under applicable law as determined by such directors in good faith after consultation with and based upon the advice of outside counsel obtain the consents and approvals of their respective Boards of Directors and/or shareholders as required by law to effect this Merger.

         5.2 ACCESS TO TPI/COMPANY INFORMATION.
             ----------------------------------

         Subject to any applicable contractual confidentiality obligations (which the Company and TPI shall use their best efforts to cause to be waived), Company and TPI shall afford each other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to
(a) all of their respective properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Company and TPI, as applicable, as may be reasonably requested.

         5.3 PUBLIC DISCLOSURE
             -----------------

         No disclosure (whether or not in response to an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved in writing by duly authorized officers of both TPI and the Company, or of any third parties identified in such disclosure, prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Company's and TPI's obligations to comply with applicable securities laws and NASDAQ or such other stock market regulations as applicable, in order to satisfy the listing and disclosure requirements of all such exchanges or markets where TPI's securities are listed.

         5.4 REASONABLE EFFORTS/CONSENTS.
             ----------------------------

         Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         5.5 NOTIFICATION OF CERTAIN MATTERS.
             --------------------------------

         The Company shall give prompt notice to TPI, and TPI shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or TPI respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the schedules of the Company attached hereto), and (b) any failure of the Company or TPI, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect any remedies available to the party receiving such notice.
                                       17

         5.6 AFFILIATE AGREEMENT.
             --------------------

         SCHEDULE 5.6 hereto sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Act ("Rule 145"). The Company shall provide TPI such information and documents as TPI shall reasonably request for purposes of reviewing such list. The Company has delivered or shall cause to be delivered to TPI prior to the Approval Date from the Company's Affiliates an executed affiliate agreement substantially in the form attached hereto as EXHIBIT 5.6 (the "Affiliate Agreement"). TPI shall be entitled to place appropriate legends on the certificates evidencing any TPI Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for TPI Common Stock and TPI Securities consistent with the terms of such Affiliate Agreement.

         5.7 BLUE SKY LAWS.
             -------------

         TPI shall take such steps as may be necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable to the issuance of the TPI Securities pursuant hereto. The Company shall use its best efforts to assist TPI as may be necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable in connection with the issuance of TPI Securities pursuant hereto.

         5.8 INDEMNIFICATION AND INSURANCE.
             ------------------------------

         (a) TPI and the Company agree that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its subsidiaries or present or former directors of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Articles of Incorporation or By-laws, or the Certificate of Incorporation or By-laws (or similar governing documents) of any of the Company's subsidiaries and any indemnification agreements as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statute of limitations applicable to such matters, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder.

         (b) The officers and directors of TPI and the Surviving Corporation promptly after such person is elected as an officer or director shall amend the TPI's liability insurance to include the officers and directors of TPI and Surviving Corporation set forth on SCHEDULE 5.8 hereto.

         (c) In the event the Surviving Corporation or TPI or any of their respective successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person or entity, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or TPI, as appropriate, assume the obligations set forth in this Section 5.8.

                      ARTICLE 6 - CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.
             -------------------------------------------------------------

         The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be deferred, in writing by both parties and/or waived:

         (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect;

         (b) REGULATORY APPROVALS AND THIRD PARTY CONSENTS. All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby; and

         (c) AUDITED FINANCIAL STATEMENTS. The parties shall have completed and received audited financial statements of the other party for the period, for the Company, ending December 31, 1999 and, for TPI the fiscal years ended July 31, 1998 and 1999.

         6.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF TPI.
             ------------------------------------------------

         The obligations of TPI to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by TPI:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date, except for changes contemplated by this Agreement (including the schedules of the Company) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or TPI; and TPI shall have received a certificate to such effect signed on behalf of the Company by the President of the Company. "MATERIAL ADVERSE EFFECT" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (1) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (2) changes in GAAP, (3) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, and (4) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement;

         (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and TPI shall have received a certificate to such effect signed by the President of the Company;

         (c) LEGAL OPINION. TPI shall have received a legal opinion from Johnson, Blakely, Pope, Bokor, Ruppel & Burns P.A., legal counsel to the Company, in substantially the form attached hereto as EXHIBIT 6.2(C);

         (d) MATERIAL ADVERSE CHANGE. Since December 30, 1999, no event shall have occurred that would constitute a Material Adverse Effect to the Company;

         (e) DUE DILIGENCE. TPI shall have conducted its due diligence of Company with results, in the sole discretion of the Board of Directors of TPI, satisfactory to it;

         (f) ADDITIONAL CERTIFICATES. The Company shall have furnished to TPI such additional certificates, opinions and other documents as TPI may have reasonably requested as to any of the conditions set forth in this Section 6.2;

         (g) REVIEW OF FINANCIAL STATEMENTS. TPI and its accountants shall have completed a review of the audited financial statements of the Company and believe them to be, in the reasonable opinion of TPI's accountants, to have been prepared in accordance with generally accepted accounting principles and suitable or readily adaptable for incorporation in the registrations statements, prospectuses and annual reports to be filed by TPI with the Securities and Exchange Commission; and

         (h) COMPANY STOCKHOLDER APPROVAL. The Stockholders' approval of the Company shall have been obtained.

         6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS.

         The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, or such time as specified herein, of each of the following conditions, any of which may be waived, in writing, exclusively by the
Company:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on TPI; and the Company shall have received a certificate to such effect signed on behalf of TPI by the Chief Executive Officer or President of TPI;

         (b) AGREEMENTS AND COVENANTS. TPI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer or President of TPI;

         (c) LEGAL OPINION. The Company shall have received a legal opinion from Snow Becker Krauss P.C., counsel to TPI and Merger Sub, in substantially the form attached hereto as EXHIBIT 6.3(C);

         (d) MATERIAL ADVERSE CHANGE. Since December 31, 1999, no event shall have occurred that would constitute a Material Adverse Effect to TPI;

         (e) SEC DOCUMENTS. TPI shall have filed with the SEC all documents required to be filed under the Securities Exchange Act of 1934 in the appropriate form and with the appropriate information as required under that Act and such documents shall not have any omissions or misrepresentations of any material fact contained therein.

         (f) DUE DILIGENCE. The Company shall have conducted its due diligence of TPI and its subsidiaries with results, in the sole discretion of the Board of Directors of the Company, satisfactory to it; and

         (g) ADDITIONAL CERTIFICATES. TPI shall have furnished to the Company such additional certificates, opinions and other documents as the Company may have reasonably requested as to any of the conditions set forth in this Section 6.3.

         (h) BANKRUPTCY PROCEEDINGS. All bankruptcy proceedings involving TPI under the Bankruptcy and Insolvency Act of Canada shall have been completed, including, without limitation, that the appeal period for the order approving TPI's Proposal under the said act shall have expired with no appeal having been filed, or any appeal therefrom shall have been dismissed and such dismissal shall have become final, and all payments to creditors under the said Proposal shall have been made in full as set forth in said Proposal. In addition, TPI shall have furnished a copy of the court order and an opinion from its Canadian counsel confirming the foregoing.

         6.4. CONDITIONS TO OBLIGATIONS OF EACH PARTY TO BE COMPLETED PRIOR TO OR UPON THE APPROVAL DATE.

         (a) AFFILIATE AGREEMENTS. Each of the parties identified by the Company as being one of its Affiliates shall have delivered an executed Affiliate Agreement which shall be in full force and effect.

         (b) TPI SHAREHOLDER APPROVAL. TPI Stockholder Approval of the TPI's Shareholders shall have been obtained.

         (c) WAIVER. Notwithstanding anything to the contrary herein, any party may waive compliance of the other party to any condition contained in this
Section 6.4, if such waiver is made by a writing executed by the party and delivered to the other parties hereto, provided, however, a single or partial waiver of any condition will not be deemed a waiver of any other part of such condition or any other condition.

                  ARTICLE 7 - TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION.
             ------------

        This Agreement may be terminated and the Merger abandoned at any time prior to the Approval Date:

         (a) by mutual consent of the Company and TPI;

         (b) by TPI or the Company if (i) the Effective Time has not occurred by ____________, 2000; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; or (iv) if any of the conditions precedent to Closing set forth in this Agreement have not been met and have not been waived in writing by the party whose consent is required.

         (c) by TPI or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit TPI's or the Company's ownership or operation of any material portion of the business of the Company or TPI; or (ii) compel TPI or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or TPI;

         (d) by TPI if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within ten (10) days after the giving of written notice by TPI of such breach through the exercise of the Company's reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts TPI may not terminate this Agreement under this Section 7.1 (d) unless such breach is not cured within ten (10) days (but no cure period shall be required for a breach which by its nature cannot be cured);

         (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of TPI or Merger Sub and as a result of such breach the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by TPI or Merger Sub within ten (10) days after the giving of written notice by the Company of such breach through the exercise of TPI's or Merger Sub's reasonable best efforts, then for so long as TPI or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 7. 1 (e) unless such breach is not cured within ten (10) days (but no cure period shall be required for a breach which by its nature cannot be cured);

         (f) by TPI if the Company fails to obtain the consent required by law of the Company's shareholders approving the transactions contemplated by this Agreement,

         (g) by the Company if TPI fails to recommend to its stockholders through its Board of Directors the approval of the transactions contemplated by this Agreement, or withdraws such recommendation, or if the required approvals of the stockholders of TPI contemplated by this

Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof,

         (h) By TPI or the Company, if it is not in initial breach of its obligations under this Agreement and any of the conditions set forth in Section
6.4 have not been satisfied, or

         Where action is taken to terminate this Agreement pursuant to this
Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and, except as set forth herein, there shall be no liability or obligation on the part of TPI, or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of this Section 7.2 and Sections 5.3, 5.5 and 5.9 and Article 8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        7.3 AMENDMENT. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto.

         7.4 EXTENSION, WAIVER.
             -----------------

         At any time prior to the Effective Time, TPI, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

                         ARTICLE 8 - GENERAL PROVISIONS

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
             -------------------------------------------

         The representations and warranties set forth in Article 2 and Article 3 shall survive for a period of one year beyond the Effective Time. This Section
8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

         8.2 NOTICES.
             -------

         All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service, (b) five (5) business days after deposit with U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one (1) business day after the business day of deposit with Federal Express or similar nationally recognized overnight courier for next day delivery (or, two (2) business days after such deposit if deposited for second business day delivery), if delivered by such means, or (d) one (1) business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        if to the Company, to:

               eAutoclaims.com, Inc.
               2708 Alt. 19 N., Suite 604
               Palm Harbor, FL 34683
               Attention: Eric Seidel, President
               Telephone:     (727) 781-0414
               Facsimile No.: (727) 781-8425

        with a copy to:

               Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. 911 Chesnut Street
               Clearwater, Florida 33756
               Attn.: Michael T. Cronin, Esq.
               Telephone:     (727) 461-1818
               Facsimile No.: (727) 441-8617
        if to TPI, to:

               Transformation Processing, Inc.
               c/o Thompson Kernaghan
               365 Bay Street
               Toronto, Ontario M5H 2V2
               Attention: Gregg Badger
               Telephone No.: (416) 860-7683
               Facsimile No.: (416) 860-6352

        with a copy to:

               Snow Becker Krauss P.C.
               605 Third Avenue
               New York, New York 10158
               Attention: Mark Rossow, Esq.
               Telephone No.: (212) 455-0476
               Facsimile No.: (212) 949-7052

         8.3 INTERPRETATION.
             ---------------

         The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

         8.4 COUNTERPARTS.
             -------------

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.5 ENTIRE AGREEMENT.
             -----------------

         This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

         8.6 SEVERABILITY.
             -------------

         In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7 OTHER REMEDIES.
             ---------------

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         8.8 SPECIFIC PERFORMANCE.
             ---------------------

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.9 GOVERNING LAW.
             --------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of New York, and that such process may be served outside the state of New York, for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         8.10 RULES OF CONSTRUCTION.
              ----------------------

         The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.11 ASSIGNMENT.
              -----------

         No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.12 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS.
              -----------------------------------------

         No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

         8.13 MEDIATION AND ARBITRATION.
              --------------------------

         If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement between the parties, a party hereto may, upon written notice to the other parties, request facilitated negotiations. Such negotiations shall be assisted by a neutral facilitator acceptable to all parties and shall require the best efforts of the parties to discuss with each other in good faith their respective positions and, respecting their different interests, to finally resolve such dispute.

         A party may disclose any facts to the other parties or to the facilitator which such party believes, in good faith, to be necessary to resolve the dispute. All such disclosures shall be deemed in furtherance of settlement efforts and thus confidential. Except as agreed to by all parties, the facilitator shall keep confidential all information disclosed during the negotiations. The facilitator shall not act as a witness for either party in any subsequent arbitration between the parties. Such facilitated negotiations shall conclude within sixty days from receipt of the written notice, unless extended by mutual consent of the parties. The costs incurred by each party in such negotiations shall be borne by it. Any fees or expenses of the facilitator shall be borne equally by all parties.

         If any dispute, controversy or claim arises in connection with the performance or breach of this Agreement which cannot be resolved by facilitated negotiations, then such dispute, controversy or claim shall be settled by arbitration in accordance with the laws of the State of New York and the then current Commercial Arbitration Rules of the American Arbitration Association, except that no pre-hearing discovery will be permitted unless specifically authorized by the arbitration panel. The confidentiality provisions applicable to facilitated negotiations shall also apply to arbitration.

         The award issued by the arbitration panel may be confirmed in a judgment by any federal or state court of competent jurisdiction. All reasonable costs of both parties, as determined by the arbitration panel, including (i) the fees and expenses of the American Arbitration Association and of the arbitration panel, and (ii) the costs, including reasonable attorneys' fees, incurred to confirm the award in court, shall be borne entirely by the non-prevailing party (to be designated by the arbitration panel in the award) and may not be allocated between the parties by the arbitration panel.

         8.14 DISCLOSURE.
              -----------

         Disclosure on one schedule, attachment or document provided pursuant to any paragraph or subparagraph of this Agreement shall be deemed disclosure under any other applicable paragraph or subparagraph of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement and Plan of Reorganization to be signed by their duly authorized respective officers, all as of the date first written above.

                                                 eAUTOCLAIMS.COM, INC.


                                                 By:   /s/ERIC SEIDEL
                                                      ---------------------
                                                       Eric Seidel
                                                       President


                                                 TRANSFORMATION PROCESSING, INC.


                                                 By:   /s/PAUL MIGHTON
                                                       ---------------------
                                                       Paul Mighton
                                                       President